UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

MyECheck, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-55296	20-1884354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Bidwell Street, Suite 190, Folsom, California 95630

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (844) 693-2432

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On October 29, 2015, MyECheck, Inc. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Typenex Co-Investments, LLC (an accredited investor hereinafter referred to as the “Purchaser”), pursuant to which the Company agreed to issue and the Purchaser agreed to purchase, a 9.1% Original Issue Discount Unsecured Convertible Promissory Note (the “9.1% Convertible Note”). Pursuant to the Securities Purchase Agreement, the Company agreed to issue to the Purchaser a $1,105,000 maturity amount 9.1% Convertible Note in exchange for gross proceeds to the Company of $1,000,000 (the “Proceeds”), after deducting transaction fees and expenses. The Proceeds shall be paid as follows: (i) $250,000 in cash on the Closing Date (as defined below); and (ii) the issuance by the Purchaser to the Company of three $250,000 promissory notes accruing interest at 8% per annum. The sale of the 9.1% Convertible Note to the Purchaser pursuant to the Securities Purchase Agreement closed on October 29, 2015 (the “Closing Date”).

The 9.1% Convertible Note is due sixteen months from the date of issuance (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date, and accrues interest at an annual rate of 10% on the aggregate unconverted and outstanding principal amount. Beginning 180 days after the Closing Date and continuing on each of the following nine successive months thereafter, the Company is obligated to pay the sum of all accrued but unpaid interest and a principal amount equal to approximately 1/10 of the face amount of the 9.1% Convertible Note, which, at the Company’s option, may be paid in cash or, subject to the Company complying with certain conditions, in common stock with each share of common stock being converted at a price that is equal to 70% of the average of the three lowest traded prices of the Company’s common stock for the 20 consecutive trading days immediately prior to such payment date.

The 9.1% Convertible Note may be converted, in whole or in part, into shares of common stock at the option of the holder at any time and from time to time. The shares of common stock issuable upon conversion of the 9.1% Convertible Note shall equal: (i) the principal amount of the Note to be converted divided by (ii) a conversion price of $0.03, as adjusted from time to time. The conversion price is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes and dilutive issuances. Additionally, should the Company issue any equity at a purchase price that is less than the current conversion price, the conversion price will be adjusted to such lower purchase price, with certain limited exceptions.

The 9.1% Convertible Note may be prepaid in whole or in part at any time for 125% of outstanding principal and accrued interest.

In connection with the Securities Purchase Agreement, on the Closing Date the Company issued to the Purchaser four warrants to purchase shares of the Company’s common stock (the “Warrants”), exercisable for a period of 5 years from the Closing Date. Each of the Warrants is substantially in the form of the Warrant attached to this Form 8-K as Exhibit 10.3. The number of warrant shares will be calculated based on 50% of the $1,105,000 maturity amount of the 9.1% Convertible Note.

The foregoing descriptions of the terms of the Securities Purchase Agreement, the 9.1% Convertible Note and the Warrants are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02        Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the 9.1% Convertible Note and the Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of the Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from the Purchaser that (i) the Purchaser is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Company, (iv) the Purchaser had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which the Company possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in the Company and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 8.01        Other Events.

On October 19, 2015, Circuit Judge Dale Ross of the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida signed a Final Consent Judgment against the Company in the previously reported lawsuit of TCA Global Credit Master Fund, L.P. v. MyECheck, Inc., et al. in the amount of $577,358.61.

The Company has taken a loss contingency accrual of $187,745.52 related to this case. Additional interest will continue to accrue until this legal matter is fully resolved. The Company’s assessment of its potential loss contingency may change in the future due to developments in the case including negotiations with the plaintiff and other events, such as changes in applicable law, and such reassessment could lead to the determination that no loss contingency is probable or that a greater or lesser loss contingency is probable.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	9.1% Convertible Note
10.3	Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2015		MYECHECK, INC.

	By:	/s/ Edward R. Starrs
Name: Edward R. Starrs Title: Chief Executive Officer